Exhibit (a)(14)

PRUDENTIAL JENNISON SMALL COMPANY FUND, INC.

ARTICLES SUPPLEMENTARY

Prudential Jennison Small Company Fund, Inc., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:                      Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Article IV, Section 2 of the charter of the Corporation (the “Charter”), the Board of Directors has duly reclassified and designated the following authorized but unissued shares of stock of the Corporation as shares of Class Q Common Stock, $.01 par value per share, of the Corporation (“Class Q Common Stock”), with the terms set forth in these Articles Supplementary:

Class B Common Stock                                                                                     105,000,000 shares
Class C Common Stock                                                                                       80,000,000 shares
Class L Common Stock                                                                                     155,000,000 shares
Class M Common Stock                                                                                     155,000,000 shares
New Class X Common Stock                                                                               60,000,000 shares
Class X Common Stock                                                                                       85,000,000 shares

SECOND:                      Prior to the reclassification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 1,250,000,000 shares, $.01 par value per share, having an aggregate par value of $12,500,000, classified and designated as follows:

Class A Common Stock                                                                                190,000,000 shares
Class B Common Stock                                                                                180,000,000 shares
Class C Common Stock                                                                                180,000,000 shares
Class L Common Stock                                                                                180,000,000 shares
Class M Common Stock                                                                                180,000,000 shares
Class R Common Stock                                                                                  85,000,000 shares
Class X Common Stock                                                                                  85,000,000 shares
New Class X Common Stock                                                                         85,000,000 shares
Class Z Common Stock                                                                                  85,000,000 shares

[INTENTIONALLY LEFT BLANK]

THIRD:                  As reclassified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 1,250,000,000 shares, $.01 par value per share, having an aggregate par value of $12,500,000, classified and designated as follows:

Class A Common Stock                                                                                275,000,000 shares
Class B Common Stock                                                                                  75,000,000 shares
Class C Common Stock                                                                                100,000,000 shares
Class L Common Stock                                                                                  25,000,000 shares
Class M Common Stock                                                                                 25,000,000 shares
Class Q Common Stock                                                                                225,000,000 shares
Class R Common Stock                                                                                225,000,000 shares
New Class X Common Stock                                                                         25,000,000 shares
Class Z Common Stock                                                                                275,000,000 shares

FOURTH:                      The terms of shares of Class Q Common Stock, as set by the Board of Directors, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption, are as follows:

(a)           Except as set forth in Article IV, Section 1 of the Charter or as set forth in these Articles Supplementary, each share of Class Q Common Stock shall represent the same proportionate interest in the Corporation and have identical voting, dividend, liquidation and other rights as each share of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class L Common Stock, Class M Common Stock, Class R Common Stock, New Class X Common Stock and Class Z Common Stock.

(b)           Notwithstanding anything in the Charter to the contrary, shares of Class Q Common Stock shall be issued and sold without any sales loads or charges, whether initial, deferred or contingent, or any combination thereof.

(c)           Shares of Class Q Common Stock may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940, as amended.

FIFTH:                      The terms of shares of all other classes or series of stock of the Corporation (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption) are as provided in the Charter and remain unchanged by these Articles Supplementary.

SIXTH:                      These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, Prudential Jennison Small Company Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on September 16, 2010.

WITNESS:                                                      PRUDENTIAL JENNISON SMALL COMPANY
FUND, INC.

/s/ Jonathan D. Shain                                           By:  /s/ Judy A. Rice
Jonathan D. Shain,                                                                               Judy A. Rice,
Assistant Secretary                                                                             President

THE UNDERSIGNED, President of Prudential Jennison Small Company Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Judy A. Rice
                               Judy A. Rice, President